Exhibit 10.2

SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY (this “Guaranty”) is made as of the 25th day of February, 2005, by SPIKE’S HOLDING, LLC (the “Subsidiary Guarantor”) in favor of the Agent, for the ratable benefit of the Lenders, under the Credit Agreement referred to below;

WITNESSETH:

WHEREAS, THE FINISH LINE, INC., an Indiana corporation (“TFL”), THE FINISH LINE USA, INC., an Indiana corporation (“FLUSA”), THE FINISH LINE DISTRIBUTION, INC., an Indiana corporation (“FLDC”), FINISH LINE TRANSPORTATION CO., INC., an Indiana corporation (“FLTC”), the institutions a party thereto as Lenders (“Lenders”) and NATIONAL CITY BANK OF INDIANA., a national banking association, in its capacity as contractual representative (the “Agent”) for itself and the other Lenders, have entered into a certain Credit Agreement dated as of February 25, 2005 (as the same may be amended or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to TFL, FLUSA, FLDC, and FLTC (collectively, the “Borrowers”);

WHEREAS, it is a requirement under the Credit Agreement that the Subsidiary Guarantor execute and deliver this Guaranty whereby the Subsidiary Guarantor shall guarantee the payment when due, subject to Section 10 hereof, of all principal, interest and other amounts that shall be at any time due and payable by the Borrowers under the Credit Agreement, the Notes and the other Loan Documents; and

WHEREAS, in consideration of the financial and other support that the Borrowers have provided, and such financial and other support as the Borrowers may in the future provide, to the Subsidiary Guarantor, and in order to induce the Lenders to make Loans under the Credit Agreement, the Subsidiary Guarantor is willing to guarantee the obligations of the Borrowers under the Credit Agreement, the Notes, and the other Loan Documents;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

SECTION 2.01 Representations and Warranties. The Subsidiary Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Advance under the Credit Agreement) that:

(a) it (i) is a limited liability company duly organized, validly existing and in existence under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite limited liability company power or other necessary power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

(b) it has all necessary limited liability company power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary limited liability company action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(c) the execution, delivery and performance of this Guaranty does not and will not (i) conflict with the articles of organization or operating agreement of Guarantor, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of Guarantor, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of Guarantor, other than Liens permitted by the Loan Documents, or (iv) require any approval of Guarantor’s members except such as have been obtained. The execution, delivery and performance of each of this Guaranty does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

SECTION 2.02 Covenants. The Subsidiary Guarantor covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any Obligation (other than contingent indemnity obligations) payable under the Credit Agreement or any Note shall remain unpaid, that it will not take any action that would result in a violation by the Borrowers of the covenants and agreements set forth in the Credit Agreement.

SECTION 3. The Guaranty. Subject to Section 10 hereof, the Subsidiary Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise but giving effect to any applicable notice or grace period) of the principal of and interest on each Note issued by the Borrowers pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrowers under the Credit Agreement and the other Loan Documents including, without limitation, the Obligations (all of the foregoing, subject to the provisions of Section 10 hereof, being referred to collectively as the “Guaranteed Obligations”). Upon failure by the Borrowers to pay punctually any such amount, the Subsidiary Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or the relevant Loan Document, as the case may be, it being agreed and acknowledged by the Subsidiary Guarantor that this Guaranty constitutes a guaranty of payment (and not collection), and that it shall not be necessary for the Agent or any Lender to exercise any remedies against the Borrowers or any other Person as a condition to a demand for payment under this Guaranty.

SECTION 4. Guaranty Unconditional. Subject to Section 10 hereof, the obligations of the Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrowers under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

(b) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

(c) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrowers under the Credit Agreement, any Note, any security agreement, any Loan Document, or any obligations of any other guarantor of any of the Obligations;

(d) any change in the corporate or limited liability company existence, structure or ownership of any of the Borrowers or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of the Borrowers, or any other guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of any of the Borrowers, or any other guarantor of any of the Obligations;

(e) the existence of any claim, setoff or other rights which the Subsidiary Guarantor may have at any time against any of the Borrowers, any other guarantor of any of the Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(f) any invalidity or unenforceability relating to or against any of the Borrowers, or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrowers, or any other guarantor of the Obligations, of the principal of or interest on any Note or any other amount payable by the Borrowers under the Credit Agreement, the Notes, or any other Loan Document; or

(g) any other act or omission to act or delay of any kind by the Borrowers, any other guarantor of the Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Subsidiary Guarantor’s obligations hereunder.

SECTION 5. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrowers or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any of the Borrowers or otherwise, the Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6. Waiver of Notice. The Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrowers, any other guarantor of the Obligations, or any other Person.

SECTION 7. Subrogation. The Subsidiary Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Borrowers arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Obligations by the Subsidiary Guarantor unless and until the Guaranteed Obligations are paid in full and any commitment to lend or issue Letters of Credit under the Credit Agreement and other Loan Documents is terminated.

SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrowers under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of any of the

Borrowers, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Subsidiary Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

SECTION 9. Other Guarantors. The Subsidiary Guarantor shall be jointly and severally liable with any other guarantor of the Guaranteed Obligations. If the Required Lenders or the Agent elect to enforce their rights against less than all guarantors of the Guaranteed Obligations, that election shall not release the Subsidiary Guarantor from its obligations under this Guaranty.

SECTION 10. Limitation on Obligations. (a) It is the intention of the Subsidiary Guarantor and the Lenders that the obligations of the Subsidiary Guarantor hereunder shall be in, but not in excess of, as of any date, the maximum amount (such amount being the Subsidiary Guarantor’s “Maximum Liability”) not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (collectively, the “Bankruptcy Code”). To that end, but as to the Maximum Liability of the Subsidiary Guarantor, only to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if the Subsidiary Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, the Subsidiary Guarantor’s obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render the Subsidiary Guarantor insolvent, or leave the Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause the Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred. As used herein, the terms “insolvent” and “unreasonably small capital” shall likewise be determined in accordance with the Bankruptcy Code. This Section 10(a) with respect to the Maximum Liability of the Subsidiary Guarantor is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under the Bankruptcy Code, and neither Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Section 10(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Subsidiary Guarantor hereunder shall not be rendered voidable under the Bankruptcy Code.

(b) The Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of the Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 10(b) shall be construed to increase the Subsidiary Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 11. Subordination of Certain Indebtedness. Guarantor agrees that any and all claims of it against Borrowers or against any endorser, obligor or any other guarantor of all or any part of the Obligations (collectively, “Borrower Parties”, and individually, a “Borrower Party”), or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of Guarantor to ask, demand, sue for, take or receive any payment from any Borrower Party, all rights, liens and security interests of Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any Borrower Party shall be and are subordinated to the rights of the Lenders, or other holders of Obligations and the Agent in those assets. Guarantor shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower Parties and the Lenders and other holders of Obligations have been terminated. If all or any part of the assets of any Borrower Party, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Borrower Party, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Borrower Party is dissolved or if substantially all of the assets of any Borrower Party are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any such Borrower Party to Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied. Guarantor irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the Agent’s own name or in the name of Guarantor or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Section 11. The Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by Guarantor upon or with respect to the Intercompany Indebtedness on or after the acceleration of the Obligations but prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements among the Borrower Parties and the Lenders and other holders of Obligations, Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and other holders of Obligations and shall forthwith deliver the same to the Agent, for the benefit of the Lenders and other holders of Obligations, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Lenders and other holders of Obligations. If Guarantor fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are irrevocably authorized to make the same. Guarantor agrees that until the Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements among the Borrower Parties and the Lenders and other holders of Obligations have been terminated, Guarantor will not assign or transfer to any Person (other than the Agent or another Borrower) any claim Guarantor has or may have against any Borrower Party.

SECTION 12. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 13 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier and confirmation of receipt is received, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

SECTION 13. No Waivers. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 14. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon the Subsidiary Guarantor and its successors and permitted assigns.

SECTION 15. Changes in Writing; Amendment. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Subsidiary Guarantor and the Agent with the consent of the Required Lenders.

SECTION 16. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF INDIANA. THE SUBSIDIARY GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF INDIANA AND OF ANY INDIANA STATE COURT SITTING IN INDIANAPOLIS, INDIANA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST

EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE SUBSIDIARY GUARANTOR, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 17. Taxes, etc. All payments required to be made by the Subsidiary Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction for any and all Taxes, provided, however, that if the Subsidiary Guarantor is required by law to make such deduction, the Subsidiary Guarantor shall forthwith pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction been made.

[SIGNATURE APPEARS ON NEXT PAGE;

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Subsidiary Guaranty to be duly executed by its authorized officer as of the day and year first above written.

SPIKE’S HOLDING, LLC

By:	/s/ LINDA DISHER
Title:	President

Address:

3308 North Mitthoeffer Road

Indianapolis, Indiana 46235

Attention: Steven J. Schneider

Facsimile: 317-895-2884